EXHIBIT 99.1
                                                                    ------------


             CELLULAR TECHNICAL SERVICES REPORTS 2002 THIRD-QUARTER
                    RESULTS AND PROVIDES UPDATE ON OPERATIONS

Seattle, November 8, 2002 - Cellular Technical Services Company, Inc. (Nasdaq SCM Symbol: CTSC) ("CTS"), a provider of products and services for the prepaid and wireless communications industries, today reported its third quarter financial results for 2002.

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                         SUMMARY OF FINANCIAL HIGHLIGHTS

                 (Dollar amounts in 000s, except per share data)
--------------------------------------------------------------------------------

                                THREE MONTHS ENDED 9/30   NINE MONTHS ENDED 9/30
--------------------------------------------------------------------------------
                                    2002        2001         2002        2001
--------------------------------------------------------------------------------
Revenue                            $3,728     $5,370       $9,417       $16,499
--------------------------------------------------------------------------------
Net Income (Loss)                  $(783)        $81      $(2,764)       $535
--------------------------------------------------------------------------------
Net Income (Loss) Per Share
  Basic and Diluted                $(0.34)     $0.04       $(1.21)      $0.23

--------------------------------------------------------------------------------

Total revenue decreased to $3.7 million in the three months ended September 30, 2002 compared to the prior year quarter, and to $9.4 million from $16.5 million for the nine months ended September 30, 2002 compared to the prior year period. 2001 was the final year of revenue for CTS' Blackbird Platform product suite, which accounted for $1.3 million in revenue in the third quarter of 2001 and $4.1 million in revenue for the nine months ended September 30, 2001, compared to zero in both 2002 periods. As previously reported, our Blackbird business ended in December 2001 and we forecast no additional revenue from that segment in future periods.

CTS reported a quarterly net loss of $783,000 compared to net income of $81,000 in the prior year period. The change is due to several factors: i) total gross margin decreased by $1,116,000 as the Blackbird business provided $994,000 in the prior year and decreased 2002 Isis gross margins of $122,000 due to volume reductions and cost increases; ii) operating expense reductions of $290,000; and
iii) a combination of reduced other income, interest income and income taxes of $38,000.

Revenue from the Company's Isis Telecommunications, Inc. subsidiary ("Isis") decreased 8% to $3.7 million in revenue during the third quarter of 2002 compared to $4.1 million in the 2001 period, and 24% to $9.4 million in revenue for the nine months ended September 30, 2002 compared to $16.5 million in the 2001 period. Today, with long-distance prices down substantially, customers need to purchase fewer cards to get the same amount of calling time, impacting Isis' revenue and profitability.

Since the Company's common stock traded below $1.00 for 30 consecutive trading days, the Company received a notice from Nasdaq stating that it has 180 days until April 30, 2003 to regain compliance by closing at least a minimum price of $1.00 a share for 10 consecutive days to continue its listing on the Nasdaq SCM. With approximately 2.29 million shares outstanding, the market capitalization at a price of $1.00 is just under $2.3 million.

Stephen Katz, CTS Chairman and CEO, noted, "As of September 30, 2002 we had $4.0 million in cash, $4.1 million of working capital and no bank debt. We have made the difficult decision to cease development efforts of our Neumobility LBS platform and applications division. This is due to the uncertainty in both timing and magnitude of future revenue streams combined with the large continuing investment required to sustain, market and support the products. We have reduced our workforce by 13 personnel in the Neumobility division this week. We will, however, continue to seek outside partners or investors for the Neumobility IP portfolio and product suite. We are currently evaluating severance and any potential facilities or equipment related charges to be accrued in the fourth quarter related to the closure of this division. During the fourth quarter of 2002 we anticipate incurring approximately $0.1 million in cash severance charges and in the range of $0.1-$0.4 million in a combination of other charges related to the writedown of excess computer equipment and lease costs related to excess facilities to be paid through the third quarter of 2003. We forecast ending the year 2002 with approximately $3.2 million in cash.

We believe that the business outlook is positive at TruePosition, Inc., an LBS company in which we have a substantial investment, especially given recent issues with competing technologies and TruePosition's strong intellectual property portfolio. Additionally, we are continuing to evaluate a variety of strategic alternatives with respect to our Isis prepaid products subsidiary and our other assets."

The Company expects to schedule a conference call to discuss its results and operations to be held during the first week of December.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results for CTS or its affiliates to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: vulnerability to rapid industry change and technological obsolescence; limited customer base and reliance on a relatively small number of customers and customer contracts; dependence on a limited number of existing products and services; uncertainty of continued demand for and market penetration of its existing products and services under existing and future contracts; uncertainty in its ability to timely develop, introduce and gain acceptance of new products and services; uncertainty of the demand for and market penetration of new products and services; the possible impact of competitive products and pricing; the risk that its current and future products may contain errors or be affected by technical problems that would be difficult and costly to detect and correct; reliance on a limited number of outside vendors for key components and processes; potential difficulties in managing changing business conditions; dependence on key personnel; the availability of financing; and other risks described in CTS' filings with the Securities and Exchange Commission.

                                     -### -

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    -----------------------------------------

                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                    ----------------------------------------

                                   (in 000's)

                                     September 30,        December 31,
                                         2002                 2001
       ------------------------------------------------------------------
        Cash                               $3,996              $6,353
       ------------------------------------------------------------------
        Accounts Receivable,                  768                 529
        net
       ------------------------------------------------------------------
        Inventories, net                       414                531
       ------------------------------------------------------------------
        Total Assets                         7,420              9,990
       ------------------------------------------------------------------
        Working Capital                      4,057              6,523
       ------------------------------------------------------------------
        Stockholders' Equity                 6,115              8,879
       ------------------------------------------------------------------

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    -----------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                      (in 000's, except per share amounts)


                                                             Three Months Ended                        Nine Months Ended
                                                               September 30,                             September 30,
                                                  ----------------------------------------------------------------------------------
                                                         2002                  2001                 2002                  2001
                                                  ------------------    ------------------   -------------------   -----------------
REVENUE
 Phonecards                                       $        3,728        $         4,052      $        9,417        $        12,395
 Services and Systems                                         --                  1,318                  --                  4,104
                                                  ------------------    ------------------   -------------------   -----------------

Total Revenue                                              3,728                  5,370               9,417                 16,499

COSTS AND EXPENSES
 Cost of phonecards                                        3,645                  3,847               9,262                 12,187
 Cost of services and systems                                 --                    324                  --                  1,078
 Sales and marketing                                         251                    283                 788                  1,054
 General and administrative                                  221                    447                 871                  1,404
 Research and development                                    402                    434               1,217                  1,411
                                                  ------------------    ------------------   -------------------   -----------------

Total Costs and Expenses                                   4,519                  5,335              12,138                 17,134
                                                  ------------------    ------------------   -------------------   -----------------

LOSS FROM OPERATIONS                                        (791)                    35              (2,721)                  (635)

OTHER INCOME, net                                             --                      2                   5                    947

INTEREST INCOME, net                                          13                     63                  64                    244
                                                  ------------------    ------------------   -------------------   -----------------
INCOME (LOSS) BEFORE INCOME TAXES AND CHANGE IN
  ACCOUNTING PRINCIPLE                                      (778)                   100              (2,652)                   556

INCOME TAX PROVISION                                           5                     19                  12                     21
                                                  ------------------    ------------------   -------------------   -----------------

INCOME (LOSS) BEFORE THE EFFECT OF
  A CHANGE IN ACCOUNTING                                    (783)                    81              (2,664)                   535
  PRINCIPLE

CUMULATIVE EFFECT OF A CHANGE IN
ACCOUNTING PRINCIPLE                                          --                     --                (100)                    --
                                                  ------------------    ------------------   -------------------   -----------------

NET INCOME (LOSS)                                 $         (783)       $            81      $       (2,764)       $           535
                                                  ==================    ==================   ===================   =================
BASIC AND DILUTED PER SHARE DATA:

  Income (loss) before the effect of a change
  in accounting principle                          $       (0.34)       $          0.04      $        (1.17)       $          0.23

  Cumulative effect of a change in accounting
  principle                                                   --                     --               (0.04)                    --
                                                   =================    ==================   ===================   =================

  Net income (loss)                                $       (0.34)       $          0.04      $        (1.21)       $          0.23
                                                   =================    ==================   ===================   =================
WEIGHTED AVERAGE SHARES
OUTSTANDING:

     Basic                                                 2,292                  2,292               2,292                  2,292

     Diluted                                               2,292                  2,297               2,293                  2,301
